UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2010

TUTOR PERINI CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	1-6314	04-1717070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15901 Olden Street, Sylmar, California	91342-1093
(Address of Principal Executive Offices)	(Zip Code)

(818) 362-8391

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 30, 2010, the previously announced secondary offering of 4,500,000 shares of common stock of Tutor Perini Corporation (the “Company”) by the Ronald N. Tutor Separate Property Trust, which is controlled by Ronald N. Tutor, the Company’s Chief Executive Officer and Chairman (the “Selling Shareholder”), pursuant to an underwriting agreement dated November 23, 2010 (the “Underwriting Agreement”) by and among the Company, the Selling Shareholder and Credit Suisse Securities (USA) LLC, as the book-running manager, was closed. The shares were offered to the public at a price of $19.50 per share, and proceeds to the Selling Shareholder from the offering were approximately $86.2 million. The Company did not receive any proceeds from the sale of shares in the offering.

The offering was made pursuant to an effective registration statement on Form S-3 (Registration No. 333-161492) (the “Registration Statement”).

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated into the Registration Statement and herein by reference.

On November 22, 2010, the Company issued a press release announcing the commencement of the secondary public offering. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

On November 23, 2010, the Company issued a press release announcing the pricing of the secondary public offering. A copy of the press release is attached to this Form 8-K as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated November 23, 2010.

99.1	Press release dated November 22, 2010.

99.2	Press release dated November 23, 2010.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 30, 2010.

TUTOR PERINI CORPORATION

/s/ Kenneth R. Burk
By: Kenneth R. Burk Its: Executive Vice President and Chief Financial Officer